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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Conversion Feature - Description of Class A Shares", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 12, 1996 included in this Registration Statement (Form N-1A No. 33-42034) of Alliance Income Builder Fund, Inc.


                             /s/ Ernst & Young LLP

                             ERNST & YOUNG LLP

New York, New York
January 28, 1997



































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